S T R U C T U R E D I N V E S T M E N T S

Client Strategy Guide: June 2012 Offerings	Free Writing Prospectus Dated June 11, 2012 Registration Statement No. 333-172554 and 333-172554-01 Filed Pursuant to Rule 433

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Client Strategy Guide: June 2012 Offerings	Page 2

Important Information Regarding Offering Documents	page 3
Selected Features & Risk Disclosures	page 4
Structured Investments Spectrum	page 5

Tactical Offerings

Offerings with terms of 18 months or less

Enhanced Yield	10.50% to 14.50% Single Observation ELKS® based on Broadcom Corporation (BRCM) by Citigroup Funding Inc.	page 6

Leveraged Performance		page 8 page 9
Strategic Offerings Offerings with terms of more than 18 months

Leveraged Performance	Lookback PLUSSM based on the S&P 500® Index (SPX) by Citigroup Funding Inc.	page 10
	Dual Directional Trigger PLUSSM based on the S&P 500® Index (SPX) by Citigroup Funding Inc.	page 11 page 12
page 13

Market-Linked Notes and Market-Linked Deposits - FDIC Insured		page 14
page 15

Selected Risks & Considerations	page 17

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2012

Client Strategy Guide: June 2012 Offerings	Page 3

Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through Morgan Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering. The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered Offering or a Market-Linked Certificate of Deposit. You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities & Exchange Commission (or SEC), for the offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

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— For Registered Offerings Issued by Citigroup Funding Inc.:	Citigroup Funding Inc.’s CIK on the SEC web site is 0001318281

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Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley.com or by calling your Morgan Stanley Smith Barney Financial Advisor.

The securities described herein (other than the market-linked certificates of deposit) are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market-Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings. Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market-Linked Certificate of Deposit, please contact your Morgan Stanley Smith Barney Financial Advisor or call the toll-free number 1-800-584-6837.

Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the SEC by the other issuers identified in this document.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2012

Client Strategy Guide: June 2012 Offerings	Page 4

Selected Features & Risk Disclosures

Features

Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.

Such features may include:

o	Varying levels of exposure to potential capital appreciation or depreciation

o	Returns based on a defined formula

o	Variety of underlying assets, including equities, commodities, currencies and interest rates

o	Minimum investment of $1,000, unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments. Please refer to the “Selected Risks & Considerations” section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer’s credit risk, dividend rates on any equity underlying asset, and time remaining to maturity. In addition, we expect that the secondary market price of a Structured Investment will be adversely affected by the fact that the issue price of the Structured Investment includes the agent’s commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer’s ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited. The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where repayment of principal is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer’s ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Structured Investments that provide for repayment of principal typically do not make periodic interest payments. Unlike ordinary debt securities, Structured Investments that provide for repayment of principal typically do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Structured Investments that provide for repayment of principal. Because the supplemental redemption amount due at maturity on these Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer’s obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment, you should thoroughly review the particular investment’s prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2012

Client Strategy Guide: June 2012 Offerings	Page 5

Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives – Market-Linked Deposits – FDIC Insured, Market-Linked Notes, Partial Principal at Risk Securities, Enhanced Yield, Leveraged Performance and Access.

Market-Linked Deposits – FDIC Insured combine the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

	▶	May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.

Market-Linked Notes combine the repayment of all principal at maturity subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset. Market-Linked Notes do not have the benefit of FDIC insurance.

	▶	May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

Partial Principal at Risk Securities combine the repayment of some principal at maturity, subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

	▶	May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer’s obligation to repay some principal at maturity.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

	▶	May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset’s actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

	▶	May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.	▶	May be appropriate for investors interested in diversification of, and exposure to, difficult to access underlying asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2012

Client Strategy Guide: June 2012 Offerings	Page 6

Opportunities in U.S. Equities

Enhanced Yield	o 10.50% to 14.50% Single Observation ELKS® based on Broadcom Corporation (BRCM)

Strategy Overview

—     Relatively short-term yield enhancement strategy that offers above- market, fixed monthly coupons in exchange for full downside exposure to the underlying equity and no appreciation potential on the underlying equity

—     Single Observation ELKS offer limited protection against a decline in the price of the underlying equity at maturity but only if the closing price of the underlying equity is greater than or equal to the predetermined downside threshold closing price on the valuation date

—     Monthly coupon is paid regardless of the performance of the underlying equity

Risk Considerations

✓  All principal is at risk under the terms of the Single Observation ELKS

✓  Full downside exposure to the underlying equity if the underlying equity closes below the downside threshold closing price on the valuation date

✓  No participation in any appreciation of the underlying equity

✓  If the underlying equity closes below the downside threshold closing price on the valuation date, the Single Observation ELKS will redeem for shares of the underlying equity, or the equivalent cash value, which will be less than the initial investment

Single Observation Equity LinKed Securities (ELKS®), which are referred to as the “securities,” offer a monthly coupon payment at a per annum rate that is generally higher than the rate Citigroup Funding Inc. would pay on conventional debt securities of the same maturity. In exchange for this higher coupon, you will be exposed to the risk that, if a downside event (as described below) occurs, you will not receive the stated principal amount of your securities at maturity and, instead, will receive shares of common stock of Broadcom Corporation (or, if you elect, cash based on the value of those shares) that are worth significantly less than the stated principal amount and may be worth nothing. The securities are unsecured senior debt securities issued by Citigroup Funding Inc. All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company. All payments on the securities are subject to the credit risk of Citigroup Inc. If Citigroup Funding Inc. and Citigroup Inc. were to default on their obligations, you may not receive any amounts owed to you under the securities.

Issuer	Citigroup Funding Inc.
Underlying Shares	Shares of common stock of Broadcom Corporation (BRCM)
Maturity Date	Expected to be January 24, 2013 (approximately 6.5 months)
Coupon	10.50% to 14.50% per annum (approximately 5.863% to 8.096% for the term of the securities). The actual coupon rate will be determined on the Pricing Date
Coupon Payment Dates	Expected to be on the 24th day of each month, commencing August 24, 2012 and ending on the Maturity Date
What you will receive at Maturity

For each $10 security you hold at maturity, the final coupon payment plus:

• If a Downside Event occurs: a number of Underlying Shares equal to the Equity Ratio (or, if you elect, cash in an amount equal to the Equity Ratio multiplied by the closing price of the Underlying Shares on the Valuation Date)

• If a Downside Event does not occur: $10 in cash

You may lose some or all of your investment in the securities. Although you will be subject to the risk of a decline in the price of the Underlying Shares, you will not participate in any appreciation of the Underlying Shares over the term of the securities.

Downside Event	A Downside Event will occur if the closing price of the Underlying Shares on the Valuation Date is less than the Downside Threshold Price
Valuation Date	Expected to be January 18, 2013, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur
Downside Threshold Price	80% of the Initial Share Price
Initial Share Price	The closing price of the Underlying Shares on the Pricing Date
Equity Ratio	The Stated Principal Amount divided by the Initial Share Price
Stated Principal Amount	$10 per security
Listing	The securities will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday, June 28, 2012

[1]

Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2012

Client Strategy Guide: June 2012 Offerings	Page 7

[Information related to offerings issued by other issuers that are not affiliated with Citigroup Funding Inc has been redacted.]

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2012

Client Strategy Guide: June 2012 Offerings	Page 8

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2012

Client Strategy Guide: June 2012 Offerings	Page 9

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2012

Client Strategy Guide: June 2012 Offerings	Page 10

Opportunities in U.S. Equities

Leveraged Performance	¡	Lookback PLUSSM based on the S&P 500® Index (SPX)

Strategy Overview

—     Leveraged exposure within a certain range of index performance and the same downside risk as a direct investment with 1-for-1 downside exposure

—     May be appropriate for investors anticipating moderate appreciation of the S&P 500® Index as of the valuation date from the initial index level, which will be the lowest closing level of the index during the initial determination period

—    May be appropriate for investors seeking enhanced returns within a certain range of index performance, in exchange for an appreciation potential limited to the maximum payment at maturity

Risk Considerations

✓  All principal is at risk under the terms of the PLUS

✓  Full downside exposure to the S&P 500® Index

✓  Appreciation potential is Iimited by the maximum payment at maturity

✓  Does not provide for current income; no interest payments

✓  The initial index level will not be determined until after the pricing date

Unlike conventional debt securities, the securities offered do not pay interest and do not provide for the repayment of a fixed amount at maturity. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of the S&P 500® Index. The performance of the S&P 500® Index will be measured from its lowest closing level during the initial determination period, as described below, to its closing level on the valuation date. If the S&P 500® Index appreciates, you will participate on a 300% leveraged basis in that appreciation, subject to the maximum return at maturity described below. If the S&P 500® Index depreciates, you will lose 1% of the stated principal amount for every 1% of that depreciation. Investors in the securities will not receive any dividends on the stocks included in the S&P 500® Index. The securities are unsecured senior debt securities issued by Citigroup Funding Inc. All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company. All payments on the securities are subject to the credit risk of Citigroup Inc. If Citigroup Funding Inc. and Citigroup Inc. default on their obligations, you may not receive any payments that become due under the securities.

Issuer	Citigroup Funding Inc.
Underlying Index	S&P 500® Index (SPX)
Maturity Date	Expected to be June 26, 2014 (approximately 2 years)
Leverage Factor	300%
Payment at Maturity

For each $10 security you hold at maturity:

•     If the Final Index Level is greater than the Initial Index Level:

$10 + the Leveraged Return Amount, subject to the Maximum Return at Maturity

•     If the Final Index Level is less than or equal to the Initial Index Level:

$10 × the Index Performance Factor

In this case, your Payment at Maturity will be equal to or less than the $10 Stated Principal Amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Leveraged Return Amount	$10 × Index Percent Increase × Leverage Factor
Index Percent Increase	(Final Index Level – Initial Index Level) / Initial Index Level
Initial Index Level

The lowest closing level of the index on any scheduled trading day during the Initial Determination Period (excluding any scheduled trading day on which a market disruption event occurs). In no event will the Initial Index Level be greater than the closing level of the index on the Pricing Date. Although the Initial Index Level will not be determined until after the Pricing Date, there can be no assurance that the closing level of the index will be lower than the closing level on the Pricing Date at any time during the Initial Determination Period.

Initial Determination Period	The period from and including the Pricing Date to and including August , 2012 (expected to be August 21, 2012)
Final Index Level	The closing value of the index on the Valuation Date
Valuation Date	Expected to be June 23, 2014, subject to postponement if such date is not a schedule trading day or if certain market disruption events occur
Maximum Return at Maturity	22% to 27% (to be determined on the Pricing Date)
Index Performance Factor	Final Index Level / Initial Index Level
Issue Price/Stated Principal Amount	$10 per PLUS
Listing	The PLUS will not be listed on any securities exchange.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2012

Client Strategy Guide: June 2012 Offerings	Page 11

Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – June 22, 2012.

[1]

Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2012

Client Strategy Guide: June 2012 Offerings	Page 12

Opportunities in U.S. Equities

Leveraged Performance	¡	Dual Directional Trigger PLUSSM based on the S&P 500® Index (SPX)

Strategy Overview

•   Capped leveraged exposure to and limited protection against negative performance of the underlying index

•   Leverage feature only applies if the underlying index appreciates

•   Unleveraged positive return for a certain range of negative performance of the underlying index from the pricing date to the valuation date only if the underlying index closes at or above the specified trigger value on the valuation date

•   May be appropriate for investors who wish to outperform the underlying index in a moderately bullish or moderately bearish scenario

Risk Considerations

✓  All principal is at risk under the terms of the Dual Directional Trigger PLUS

✓  Full downside exposure to the underlying index without buffer if the underlying index closes below the trigger value on the valuation date

✓  Appreciation potential is Iimited by the maximum payment at maturity

✓  Does not provide for current income; no interest payments

The Dual Directional Trigger PLUS, or “Trigger PLUS,” offer the potential for a positive return at maturity based on the absolute value of the percentage change, within a limited range, in the closing value of the S&P 500® Index from the pricing date to the valuation date (as measured solely on those two dates). If the closing value of the S&P 500® Index increases from the pricing date to the valuation date, the Trigger PLUS offer a positive return at maturity equal to the percentage increase multiplied by a leverage factor, subject to the maximum payment at maturity. If the closing value of the S&P 500® Index declines from the pricing date to the valuation date by no more than 20%, the Trigger PLUS offer a positive return at maturity equal to the percentage decline. However, if the closing value of the S&P 500® Index declines by more than 20% from the pricing date to the valuation date, you will be negatively exposed to the full amount of the percentage decline of the S&P 500® Index and will lose 1% of the stated principal amount of your Trigger PLUS for every 1% of decline. The Trigger PLUS are not principal protected. The Trigger PLUS are a series of unsecured senior debt securities issued by Citigroup Funding. Any payments due on the Trigger PLUS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company. All payments on the Trigger PLUS are subject to the credit risk of Citigroup Inc.

Issuer	Citigroup Funding Inc.
Underlying Index	S&P 500® Index (SPX)
Maturity Date	Expected to be June 27, 2014 (approximately 2 years)
Leverage Factor	150%
Trigger Value	80% of the Initial Index Value
Payment at Maturity

•    If the Final Index Value is greater than or equal to the Initial Index Value:

$10 + Leveraged Upside Payment

However, in no event will the Payment at Maturity exceed the Maximum Payment at Maturity.

•    If the Final Index Value is less than the Initial Index Value but greater than or equal to the Trigger Value:

$10 + ($10 × Absolute Index Return)

In this scenario, you will receive a 1% positive return on the Trigger PLUS for each 1% negative return on the Underlying Index.

•    If the Final Index Value is less than the Trigger Value:

$10 × Index Performance Factor

This amount will be less than $8.00 and could be zero. There is no minimum payment at maturity on the Trigger PLUS.

Leveraged Upside Payment	$10 x Leverage Factor x Absolute Index Return
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Absolute Index Return	The absolute value of the Index Percent Change
Initial Index Value	The closing value of the Underlying Index on the Pricing Date
Final Index Value	The closing value of the Underlying Index on the Valuation Date
Valuation Date	Expected to be June 24, 2014, subject to postponement for non-underlying asset business days and certain market disruption events
Index Performance Factor	Final Index Value / Initial Index Value
Maximum Payment at Maturity	$12.40 to $12.90 per Trigger PLUS (equal to a maximum total return at maturity of 24% to 29%). The actual Maximum Payment at Maturity will be determined on the Pricing Date.
Issue Price/Stated Principal Amount	$10 per Trigger PLUS
Listing	The Trigger PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday, June 28, 2012

[1]

Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2012

Client Strategy Guide: June 2012 Offerings	Page 13

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2012

Client Strategy Guide: June 2012 Offerings	Page 14

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2012

Client Strategy Guide: June 2012 Offerings	Page 15

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2012

Client Strategy Guide: June 2012 Offerings	Page 16

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2012

Client Strategy Guide: June 2012 Offerings	Page 17

Selected Risks & Considerations

An investment in Structured Investments involves a variety of risks. Structured Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured Investment, including the risks related to the underlying asset(s) to which the Structured Investment is linked.

The following are general risks applicable to most types of Structured Investments:

Issuer Credit Risk

All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a Structured Investment are subject to the credit risk of the applicable issuer and the issuer’s credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer’s ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market’s view of the applicable issuer’s credit risk. If the applicable issuer defaults on its obligations under the Structured Investment, the investor’s investment would be at risk and an investor could lose some or all of its investment. Any decline in the applicable issuer’s credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as market-linked certificate of deposit, Structured Investments are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk

The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer’s credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent’s commissions and expected profit. You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk

There may be little or no secondary market for a particular Structured Investment and you should be prepared to hold your investments until maturity. If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for Structured Investments, the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan Stanley Smith Barney or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley Smith Barney or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results

The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

Conflicts of Interest

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2012

Client Strategy Guide: June 2012 Offerings	Page 18

The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured Investment or Structured Investments generally.

In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the periodic interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging & Trading Activity

Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured Investment will carry out hedging activities related to that Structured Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer’s subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions & Hedging Profits

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which any dealer is willing to purchase Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer’s obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the dealer as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the deposit amount of each MLD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Deposit Amount of the MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2012

Client Strategy Guide: June 2012 Offerings	Page 19

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Asia Limited; in Singapore by Morgan Stanley Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. LLC, which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for “wholesale clients” within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

“PLUSSM” is a service mark of Morgan Stanley.

“Standard & Poor’s®,” “S&P®” and “S&P 500®” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the securities.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A.

ELKS® is a registered service mark of Citigroup Global Markets Inc. and has been licensed for use.

Copyright © by Morgan Stanley 2012, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2012